Exhibit 99.1

NEWS	Contact	Frontier Airlines, Inc.
FOR IMMEDIATE RELEASE	Corporate Communications	Frontier Center One
	Frontier Airlines	7001 Tower Road
	720-374-4560	Denver, CO 80249
	media@flyfrontier.com	P 720.374.4200 F 720.374.4375
FrontierAirlines.com

Frontier Airlines Discontinues Agreement with Republic Airways

DENVER (April 23, 2008) – Frontier Airlines Holdings, Inc. today announced it has reached a mutual agreement with Republic Airways to early terminate the airlines’ code sharing agreement.  There will be a structured reduction and gradual phase-out of Republic’s 12 aircraft from Frontier’s daily operation to be completed by mid-June.

“We appreciate the great job Republic has done in helping us serve our customers,” said Frontier President and CEO Sean Menke. “Republic, while operating under the Frontier brand, provided a safe, efficient and customer-friendly product that is hallmark to our Company. Unfortunately with current economic conditions and other business changes, we have been forced to drastically rethink the use of regional aircraft in our fleet mix.”

“We have enjoyed our partnership with Frontier and have a lot of respect for their people,” said Republic CEO Bryan Bedford.  “It’s unfortunate that despite their many efforts to reorganize their business outside of Chapter 11, factors beyond their control conspired to force a deeper reorganization. We wish them success in their continuing efforts to combat persistently high oil prices.”

With 12 aircraft being removed from the fleet, Frontier also announced the following schedule changes designed to reallocate existing aircraft into markets with more potential for long term profitability:

•      Missoula, MT (MSO) – Service will not begin (originally scheduled to start May 16)

•      Sioux City, IA (SUX) – service discontinued on May 12, 2008

•      Jacksonville, FL (JAX) – Service discontinued on May 31, 2008

•      Little Rock, AR (LIT) – Service discontinued on June 1, 2008

•      Memphis, TN (MEM) – Service discontinued on June 1, 2008

•      Tulsa, OK (TUL) – Service discontinued on June 1, 2008

Refunds and alternative arrangements will be made available to all Frontier customers who may be affected by the schedule changes.  Customers can expect to be contacted by either a Frontier representative or the travel professional from whom they purchased the Frontier ticket.

About Frontier Airlines Holdings, Inc.

Frontier Airlines Holdings, Inc. is the parent company of Denver-based Frontier Airlines. Currently in its 14th year of operations, Frontier Airlines is the second-largest jet service carrier at Denver International Airport, employing approximately 6,000 aviation professionals. Frontier Airline’s mainline operation has 62 aircraft with one of the youngest Airbus fleets in North America. Frontier Airline’s mainline operations offer 24 channels of DIRECTV® service in every seatback along with a comfortable all-coach configuration. In conjunction with its regional jet fleet, operated by Republic Airlines, and a fleet of ten Bombardier Q400 aircraft operated by Lynx Aviation (a subsidiary of Frontier Airlines Holdings, Inc.), Frontier offers routes to 66 destinations, including 59 U.S. cities in 34 states spanning the nation from coast to coast; five cities in Mexico; one in Canada and one in Costa Rica. In November 2006, Frontier and AirTran announced a first-of-its-kind integrated marketing partnership that offers travelers the ability to reach more than 80 destinations across four countries with low fares, aboard two of the youngest fleets in the industry. For more in-depth information on Frontier Airlines, please visit its Web site at FrontierAirlines.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements contained in this press release that are not historical facts may be forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could result in actual results differing materially from expected results and represent the Company’s expectations and beliefs concerning future events based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. Additional information regarding risk factors that may affect future performance at the Company are contained in the Company’s SEC filings, including without limitation, the Company’s Form 10-K for its fiscal year ended March 31, 2007.